    As filed with the Securities and Exchange Commission on January 8, 1999
                                                      Registration No. 333-38175

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                            SCOTT TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                      52-1297376
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                        5875 Landerbrook Drive, Suite 250
                          Mayfield Heights, Ohio 44124
          (Address of Principal Executive Offices, Including Zip Code)
                             ----------------------

   SCOTT TECHNOLOGIES, INC. 401(k) SAVINGS PLAN FOR BARGAINING UNIT EMPLOYEES

                            (Full Title of the Plan)

                                                     Copy to:

      Debra L. Kackley, Esq.                    Douglas A. Neary, Esq.
Vice President, General Counsel and          Calfee, Halter & Griswold LLP
        Corporate Secretary                 1400 McDonald Investment Center
     Scott Technologies, Inc.                     800 Superior Avenue
 5875 Landerbrook Drive, Suite 250               Cleveland, Ohio 44114
   Mayfield Heights, Ohio 44124                     (216) 622-8200
          (440) 446-1333

 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)
                             ----------------------

                         CALCULATION OF REGISTRATION FEE

====================================== =============== ======================= ========================= =================
              Title Of
             Securities                    Amount         Proposed Maximum         Proposed Maximum         Amount Of
                To Be                      To Be         Offering Price Per       Aggregate Offering       Registration
             Registered                  Registered            Share                    Price                  Fee
-------------------------------------- --------------- ----------------------- ------------------------- -----------------
Interests In Plan ..................        N/A                 N/A                      N/A                   (1)
-------------------------------------- --------------- ----------------------- ------------------------- -----------------
Common Stock, par value $.10 per
share (2) ..........................        N/A                 N/A                      N/A                   (1)
====================================== =============== ======================= ========================= =================

(1) This post-effective amendment is being filed to reflect certain amendments that Scott Technologies, Inc. has made to its capital structure and to the Scott Technologies, Inc. 401(k) Savings Plan for Bargaining Unit Employees (the "Plan") and for the purpose of updating certain exhibits. No additional securities are being registered for offers or sales under the Plan. Therefore, pursuant to Rule 457(a) under the Securities Act of 1933, no fee is required.

(2) On December 15, 1998, Scott Technologies, Inc. amended provisions of its Certificate of Incorporation to eliminate the Class A Common Stock and Class B Common Stock and to provide for the reclassification and conversion of such classes into one class, designated "Common Stock." The 250,000 shares of Class A Common Stock and the 250,000 shares of Class B Common Stock previously registered on Form S-8 (Commission File No. 333-38175) have been reclassified into an aggregate of 500,000 shares of Common Stock.

     This Amendment No. 1 hereby amends the Registration Statement on Form S-8 (Commission File No. 333-38175) (the "Registration Statement") for the following purposes:

     (1) to reflect the Company's December 15, 1998 amendment of its Certificate of Incorporation that eliminated provisions relating to Class A Common Stock and Class B Common Stock, provided for a single class of new Common Stock designated "Common Stock" and provided for the reclassification and conversion of the previously issued shares of Class A Common Stock and Class B Common Stock into the newly designated Common Stock;

     (2) to reflect the change in the name of the plan from "Figgie International Inc. 401(k) Savings Plan for Bargaining Unit Employees" to "Scott Technologies, Inc. 401(k) Savings Plan for Bargaining Unit Employees;"

     (3)  to file an updated Power of Attorney at Exhibit 24.1.

     Pursuant to General Instruction E to Form S-8, the remaining contents of the Registration Statement are hereby incorporated by reference.

     Any statement contained in a document incorporated or deemed to be incorporated by reference in this Amendment No. 1 shall be deemed to be modified or superseded for purposes of this Amendment No. 1 to the extent that a statement contained in this Amendment No. 1 or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Amendment No. 1 modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Amendment No. 1.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mayfield Heights, State of Ohio, this 8th day of January 1999.

                              SCOTT TECHNOLOGIES, INC.

                              By:  /s/ Glen W. Lindemann
                                   ---------------------
                                   Glen W. Lindemann,
                                   President and Chief Executive Officer


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both of Scott Technologies, Inc., a Delaware corporation, hereby constitutes and appoints Glen W. Lindemann, Mark A. Kirk, Debra L. Kackley and Douglas A. Neary, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power, and authority to do and perform each and every act and thing requisite, necessary or advisable to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on January 8, 1999.

         Signature                                    Title
         ---------                                    -----

/s/ Glen W. Lindemann                      President and Chief Executive Officer (Principal
-------------------------
Glen W. Lindemann                          Executive Officer)


/s/ Mark A. Kirk                           Senior Vice President and Chief Financial Officer
-------------------------
Mark A. Kirk                               (Principal Financial Officer)


/s/ John P. Reilly                         Director
-------------------------
John P. Reilly


/s/ Harrison Nesbit, II                    Director
-------------------------
Harrison Nesbit, II


/s/ Frank N. Linsalata                     Director
-------------------------
Frank N. Linsalata

/s/ Robert P. Collins
-------------------------
Robert P. Collins                            Director


/s/ F. Rush McKnight
-------------------------
F. Rush McKnight                             Director


/s/ N. Colin Lind
-------------------------
N. Colin Lind                                Director

                  Pursuant to the requirements of the Securities Act of 1933, the trustee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on January 8, 1999.

                       SCOTT TECHNOLOGIES, INC.  401(K) SAVINGS
                       PLAN FOR BARGAINING UNIT EMPLOYEES

                       By:      Wilmington Trust Company,
                                Trustee

                                By:      /s/ Linda Bailey
                                         ---------------------------------------
                                         Linda Bailey,
                                         Senior Financial Services Officer

                                  EXHIBIT INDEX

         Exhibit Number                               Description
         --------------                               -----------

              3.1             Amended and Restated Certificate of Incorporation.              (1)

            3.1.1             Certificate of Designations, Preferences, Related               (2)
                              Rights, Qualifications, Limitations and
                              Restrictions of Series A Junior Participating
                              Preferred Shares.

              3.2             Amended and Restated By-Laws of the Company.                    (3)

                4             Rights  Agreement,  dated as of December  15, 1998,             (4)
                              between Scott Technologies, Inc. and National City
                              Bank, as Rights Agent.

              4.1             Scott Technologies, Inc. 401(k) Savings Plan for
                              Bargaining Unit Employees.

              4.2             Indenture, dated as of October 1, 1989, between                 (5)
                              Figgie International Inc. and Continental Bank,
                              National Association (n/k/a State Street Trust),
                              as Trustee, with respect to the 9.875% Senior
                              Notes due October 1, 1999.

              4.3             Second Supplemental Indenture, dated as of                      (6)
                              December 31, 1986, among Figgie International,
                              Inc. and Marine Midland Bank, N.A., as Trustee,
                              with respect to the 10.375% Subordinated
                              Debentures due April 1, 1998.

              4.4             First Supplemental Indenture, dated as of July 18,              (7)
                              1983, among Figgie International Inc., Figgie
                              International Holdings Inc., and Marine Midland
                              Bank, N.A., as Trustee with respect to the 10-3/8%
                              Subordinated Debentures due 1998, along with the
                              Original Indenture dated as of April 1, 1978.

             +5.1 Opinion of Calfee, Halter & Griswold LLP regarding the validity of the securities being registered.

             23.1             Consent of Arthur Andersen LLP.

           + 23.2             Consent of Calfee, Halter & Griswold LLP.

             24.1             Power of Attorney and related Certified
                              Resolution.
---------------
+  Previously filed.

(1) Incorporated herein by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K, dated December 15, 1998 (File No. 1-8591).

(2) Incorporated herein by reference to Exhibit 3.1.1 of the Company's Current Report on Form 8-K, dated December 15, 1998 (File No. 1-8591).

(3) Incorporated herein by reference to Exhibit 3.2 of the Company's Current Report on Form 8-K, dated December 15, 1998 (File No. 1-8591).

(4) Incorporated herein by reference to Exhibit 4 of the Company's Current Report on Form 8-K, dated December 15, 1998 (File No. 1-8591).

(5) Incorporated herein by reference to Exhibit 4(c) to the Company's Annual Report on Form 10-K for the year ended December 31, 1989 (File No. 1-8591).

(6) Incorporated herein by reference to Exhibit 4(c) to the Company's Annual Report on Form 10-K for the year ended December 31, 1986 (File No. 1-8591).

(7) Incorporated herein by reference to Exhibit 3(4)(f) to the Company's Form 8-B filed October 19, 1983 (File No. 1-8591).